EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the Schedule 13G (or any amendments thereto) relating to the common stock of Merlin, Inc. is filed on behalf of each of us.

Dated: March 23, 2026

SnowPoint Ventures, LP

By:

SnowPoint Ventures GP, LLC

its

General Partner

By:

/s/ Alexander Creasey

Name: Alexander Creasey

Title: Manager

SnowPoint Growth I.II, LLC

By:

SnowPoint Ventures GP, LLC

its

Manager

By:

/s/ Alexander Creasey

Name: Alexander Creasey

Title: Manager

SnowPoint Ventures GP, LLC

By:

/s/ Alexander Creasey

Name: Alexander Creasey

Title: Manager

Alexander Creasey

/s/ Alexander Creasey

Douglas Philippone

/s/ Douglas Philippone